UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D. C. 20549

_____________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of earliest event
  reported: June 18, 2008

American Airlines, Inc.
(Exact name of registrant as specified in its charter)

          Delaware                                     1-2691                                      13-1502798       _
(State of Incorporation) ( Commission File Number)     (IRS Employer Identification No.)

4333 Amon Carter Blvd.      Fort Worth, Texas              76155
(Address of principal executive offices)  (Zip Code)

                     (817) 963-1234                 _
   (Registrant's telephone number)

   (Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.05  Costs Associated with Exit or Disposal Activities

On May 21, 2008, AMR Corporation (the "Company"), parent company of American Airlines, Inc. (“American”) issued a press release announcing capacity reductions and related matters as described in the press release. The Company made its determination to implement these capacity reductions in light of unprecedented high fuel costs and the other challenges facing the industry.

In connection with these capacity reductions, the Company anticipates that it will record non-cash accounting charges, including aircraft impairments and impairments to certain related long-lived assets, and other disposal and associated costs. The Company is not able at this time to estimate the amount and timing of these charges.

Item 2.06  Material Impairments

The information set forth in Item 2.05 of this Current Report on Form 8-K is incorporated by reference into this Item 2.06.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

American Airlines, Inc.

/s/ Kenneth W. Wimberly
Kenneth W. Wimberly
Corporate Secretary

Dated:  June 18, 2008